SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant /X/
  Filed by a Party other than the Registrant / /
  Check the appropriate box:
  / / Preliminary Proxy Statement
  /X/ Definitive Proxy Statement
  / / Definitive Additional Materials
  / / Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION
   ...........................................................................

                (Name of Registrant as Specified in Its Charter)

  ............................................................................
                   (Name of Person(s) Filing Proxy Statement)


  Payment of Filing Fee (Check the appropriate box):
  /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  / / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title or each class of securities to which transaction applies:
  ............................................................................
      2) Aggregate number of securities to which transaction applies:
  ............................................................................
      3) Per unit price or other underlying value of transaction computed
         pursuant to Exchange   Act Rule 0-11:*

  ............................................................................
         4) Proposed maximum aggregate value of transaction:
  ............................................................................

  * Set forth the amount on which the filing fee is calculated and state how it was determined.

  / / Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: _______________________________________________

      2) Form Schedule or Registration Statement No.: __________________________

      3) Filing Party: _________________________________________________________

      4) Date Filed: ___________________________________________________________

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION
             301 BLAIR ROAD, P.O. BOX 5301, WOODBRIDGE, N.J. 07095

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 8, 1995

To the Stockholders of
Supermarkets General Holdings Corporation:

    Notice is Hereby Given that an Annual Meeting (the "Annual Meeting") of the Common Stockholder and the holders (the "Preferred Stockholders") of the $3.52 Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock") of Supermarkets General Holdings Corporation, a Delaware corporation, will be held on June 8, 1995, at 3 P.M., local time, at the offices of the Company located at 200 Milik Street, Carteret, NJ 07008 for the following purposes:

        1) For the Common Stockholder to consider and vote upon the election of eight members of the Board of Directors to serve until the election of their successors at any meeting of stockholders for the purpose of electing directors; and

        2) For the Preferred Stockholders to consider and vote upon the election of two members of the Board of Directors to serve until either the election of their successors at any meeting of stockholders for the purpose of electing directors or upon the termination of the voting rights of the Preferred Stockholders upon the payment in full of all accumulated dividends on the Preferred Stock.

    Only Stockholders of record at the close of business on April 15, 1995, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.


                                          By Order of the Board of Directors,




                                          Marc A. Strassler
                                          Secretary


Woodbridge, New Jersey
May 3, 1995

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION
             301 BLAIR ROAD, P.O. BOX 5301, WOODBRIDGE, N.J. 07095

                              -------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              -------------------

    This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Supermarkets General Holdings Corporation ("Holdings" or the "Company") for use in the Annual Meeting of the sole holder (SMG-II Holdings Corporation, the "Common Stockholder" or "SMG-II") of the Class A common stock, par value $.01 per share (the "Common Stock") and the holders (the "Preferred Stockholders" and together with the Common Stockholder the "Stockholders") of the $3.52 Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock") of the Company (the "Annual Meeting") to be held on June 8, 1995 and at any adjournment(s) thereof, at the time and place set forth in the accompanying Notice of Annual Meeting. The purpose of the Annual Meeting is for the Common Stockholder to elect eight directors (the "Common Directors") and the Preferred Stockholders to elect two additional directors (the "Preferred Directors") to the Board of Directors of the Company. The Preferred Stockholders have the right to elect two additional directors because the Company has not paid quarterly dividends on the Preferred Stock for ten consecutive quarters. This Proxy Statement and the accompanying proxy card were mailed to the Common Stockholder and the Preferred Stockholders on or about May 8, 1995.

VOTING AND REVOCATION OF PROXIES

    All holders of shares of Common Stock and Preferred Stock which are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election by the Common Stockholder of each of the eight Nominees and by the Preferred Stockholders of each of the two additional nominees for the Board of Directors nominated by the Company. There are no matters, other than the election of the Preferred Directors by the Preferred Stockholders that may properly be presented by the Preferred Stockholders for consideration at the Annual Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same Common Stock or Preferred Stock and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to:
Supermarkets General Holdings Corporation, 301 Blair Road, P.O. Box 5301, Woodbridge, N.J. 07095, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

RECORD DATE; VOTING AT THE ANNUAL MEETING

    The Board has fixed April 15, 1995 as the Record Date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Stock or Preferred Stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. As of the Record Date, the Common Stock of the Company outstanding and entitled to vote at the Annual Meeting consisted of 1,075,000 shares, all held by the Common Stockholders and the Preferred Stock of the Company outstanding and entitled to vote at the Annual Meeting consisted of 4,890,671 shares, held by approximately 1,000 holders of record. The Common Stockholder is obligated, under the terms of the SMG-II Stockholders Agreement (as hereinafter defined), to re-elect the current directors of the Board of Directors. Each holder of record of Preferred Stock on the Record Date is entitled to cast one vote per share of Preferred Stock on each nominee properly nominated for the vote of Preferred Stockholders, exercisable in person or by properly executed proxy, at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Preferred Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting for the purpose of electing two additional directors.

    The By-Laws of the Company provide that a vote of the majority of the Preferred Stock, present in person or proxy at the Annual Meeting, is required to elect the two additional nominees to the Board as Preferred Directors. Abstentions and broker non-votes will have the effect of a negative vote.

PROXY SOLICITATION

    Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of Preferred Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

INTRODUCTION

    Pursuant to the Certificate of Stock Designation for the Preferred Stock (the "Certificate of Designation"), the Company was required to pay cash dividends to the Preferred Stockholders at an annual rate of $3.52 per share beginning on January 15, 1993. Such dividends are cumulative and have accrued since that time. The Certificate of Designation provides that the Preferred Stock is non-voting, except that if an amount equal to six quarterly dividends is in arrears in whole, or in part, the Preferred Stockholders voting as a class are entitled to elect an additional two members to the Board of Directors of the Company. The Company is currently in arrears on the payment of ten quarterly dividends, and therefore the Preferred Stockholders presently have the right to elect two additional members to the Board of Directors.

    The Annual Meeting to which this proxy statement relates is being called by a proper officer of the Company at the written request of certain Preferred Stockholders.

    The Company is a wholly-owned subsidiary of the Common Stockholder, SMG-II Holdings Corporation, a privately held company, a majority of whose capital stock is held by affiliates of Merrill Lynch & Co. (the "ML Investors" or "Merrill Lynch Investors"). Merrill Lynch & Co. ("ML & Co.") is a financial services holding company providing investment and financing, real estate, insurance and related services. The Company's primary business activity is the management of its operating subsidiaries, Pathmark Stores, Inc. ("Pathmark") and Plainbridge, Inc. ("Plainbridge").

ANNUAL REPORT

    A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended January 28, 1995 accompanies this Proxy Statement.

(A) DIRECTORS OF THE COMPANY

    The following table sets forth the name, principal occupation or employment at the present time and during the last five years, and the name and principal business of any corporation or other organization in which such occupation or employment is or was conducted, of the directors of the Company, all of whom are citizens of the United States. Each individual named below is a director of both the Company and Pathmark, except for Mr. Rubenstein, who is a director of the Company only.

    Pursuant to a stockholders agreement among SMG-II and its stockholders dated as of February 4, 1991 (the "SMG-II Stockholders Agreement"), the Merrill Lynch Investors are entitled to designate seven directors, the Management Investors are entitled to designate three directors and the Equitable Investors are entitled to designate one director to Holdings' Board of Directors. Currently, five of the persons serving as directors were designated by the Merrill Lynch Investors (Messrs. Burke, Michas, Khanna, McLean and Rubenstein), two were designated by the Management Investors (Messrs. Futterman and Cuti) and one was designated by the Equitable Investors (Ms. Penny). In accordance with said agreement, each of the aforementioned individuals will be re-elected to the Board of Directors of the Company by the vote of the Common Stockholder of the Company at the Annual Meeting. No family relationship exists between any director or nominee and any other director or nominee or executive officer of the Company. See "Certain Relationships and Related Transactions."

                                                                                 DIRECTOR OF THE
                                                                                     COMPANY
           NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                  SINCE(1)
- ------------------------------------------------------------------------------   ---------------
JACK FUTTERMAN, 61, Chairman and Chief Executive Officer of the Company.(2)            1986
ANTHONY J. CUTI, 49, President of the Company.(2)                                      1993
JAMES J. BURKE, JR., 43, Partner and a Director of Stonington Partners, Inc.           1988
  ("SPI"), a private investment firm, since July 1994, and a Director of
  Merrill Lynch Capital Partners, Inc. ("MLCP") since 1987; Partner of MLCP from 1993 to 1994; President and Chief Executive Officer of MLCP from 1987 to 1993. Mr. Burke was also a Managing Director of Merrill Lynch & Co. ("ML
  & Co.") until 1994. Mr. Burke is also a Director of Amstar Corp., Ann Taylor
  Stores Corp., Borg-Warner Security Corp., Education Management Corp., United
  Artists Theatre Circuit, Inc., Wherehouse Entertainment, Inc. and World
  Color Press, Inc.
ALEXIS P. MICHAS, 37, Partner and a Director of SPI since July 1994, and a             1994
  Director of MLCP since 1989; Partner of MLCP from 1993 to 1994; Senior Vice
  President of MLCP from 1989 to 1993; Managing Director of Investment Banking
  Division of ML & Co. from 1991 to 1994; Director in the Investment Banking
  Division of ML & Co. from 1990 to 1991. Mr. Michas is also a Director of
  Amstar Corporation, Blue Bird Corporation, Borg-Warner Automotive, Inc.,
  Borg-Warner Security Corp. and Eckerd Corporation.
STEPHEN M. McLEAN, 37, Partner and a Director of SPI, since July 1994; Partner         1987
  of MLCP from 1993 to 1994; Senior Vice President of MLCP from 1987 to 1993;
  Managing Director of the Investment Banking Division of ML & Co. until 1994.
  Mr. Mclean is also a Director of CMI Industries, Inc. and Ithaca Holdings,
  Inc.
SUNIL C. KHANNA, 38, Principal of SPI since July 1994; Principal of MLCP from          1987
  1993 to 1994; Vice President of MLCP until 1993; a Director of the
  Investment Banking Division of ML & Co. from 1993 to 1994, and a Vice
  President thereof prior thereto. Mr. Khanna is also a Director of Ithaca
  Holdings, Inc.
SUSAN C. PENNY, 45, Senior Vice President, Alliance Corporate Finance Group            1994
  Incorporated--Investment Advisors (since July 1993); Senior Vice President,
  Equitable Capital Management Corp.--Investment Advisors prior thereto. Ms.
  Penny is also a director of Selmer Industries, Inc.

JERRY G. RUBENSTEIN, 64, Managing Partner, Omni Management Associates. Mr.             1988
  Rubenstein is also a director of Esstar, Inc.; Consultant to MLCP since
  1988.

- ------------

(1) Includes service with a predecessor of Pathmark.

(2) Prior positions are reflected under "--Executive Officers".


(B) NOMINEES FOR PREFERRED DIRECTORS OF THE COMPANY

    The following table sets forth the name, principal occupation or employment at the present time and during the last five years, and the name and principal business of any corporation or other organization in which such occupation or employment is or was conducted of the persons nominated to be elected Preferred Directors of the Company by the Preferred Stockholders, all of whom are citizens of the United States.

  Name, Age, Principal Occupation and Other Directorships

    JAMES B. UPCHURCH, 36, President and Chief Operating Officer of Libra Investments, Inc., an NASD licensed broker/dealer since June 1991; President, Upchurch & Company, Inc. from February 1991 to May 1991; Senior Vice President, Investments, Columbia Savings & Loan Association, prior thereto.

    STEVEN L. VOLLA, 48, Chairman and Chief Executive Officer of Primary Health Systems, L.P., a hospital management company, since June 1994; Chairman, President and Chief Executive Officer of American Health Care Management, Inc., prior thereto. Mr. Volla is also a director of Foothill Group, Inc.

(C) EXECUTIVE OFFICERS

    The following table sets forth the name, principal occupation or employment at the present time and during the last five years, and the name of any corporation or other organization in which such occupation or employment is or was conducted, of the executive officers of the Company, all of whom are citizens of the United States unless otherwise indicated and serve at the discretion of the Board of Directors of the Company. The executive officers of the Company listed below were elected to office for an indefinite period of time. No family relationship exists between any executive officer and any other executive officer or director of the Company. All current executive officers now hold identical positions with the Company and Pathmark, except for Messrs. Crowley and Rallo, who are executive officers of Pathmark only.

                                                                             OFFICER OF THE
                                                                                COMPANY
    NAME               AGE               POSITIONS AND OFFICE                   SINCE(1)
- --------------------   ---   ---------------------------------------------   --------------
JACK FUTTERMAN         61    Chairman and Chief Executive Officer (since          1986
                              September 1989); President from September
                              1989 to August 1993); Vice Chairman prior
                              thereto. Mr. Futterman joined the Company in
                              1973.(2)

                                                                             OFFICER OF THE
                                                                                COMPANY
    NAME               AGE               POSITIONS AND OFFICE                   SINCE(1)
- --------------------   ---   ---------------------------------------------   --------------
ANTHONY J. CUTI        49    President (since August 1993) and Chief              1990
                              Financial Officer (from October 1990 to
                              September 1994); Executive Vice President
                              (from October 1990 to August 1993); Vice
                              President--Bristol-Myers Squibb Co. (from
                              January 1990 to September 1990); Vice
                              President of Finance Operations and Chief
                              Financial Officer, Bristol-Myers
                              International Group, a division of
                              Bristol-Myers Co., prior thereto.(2)

NEILL CROWLEY          52    Executive Vice President--Marketing since May        1994
                              1994; Executive Vice President-- Marketing
                              and Store Support, The Vons Companies, Inc.
                              (a supermarket chain) from 1991 to 1994;
                              President, Skaggs Alpha Beta (a supermarket
                              chain), Texas division, prior thereto.

RON MARSHALL           41    Executive Vice President and Chief Financial         1994
                              Officer since October 1994. Senior Vice
                              President and Chief Financial Officer of
                              Dart Group Corporation (a diversified
                              retailer) from 1991 to September 1994. Vice
                              President and Chief Financial Officer of
                              Barnes and Noble Bookstores, Inc., prior
                              thereto.

HARVEY M. GUTMAN       49    Senior Vice President--Retail Development of         1990
                              the Company (since December 1991); Vice
                              President--Retail Development of the Company
                              (from October 1990 to December 1991); Vice
                              President--Grocery/Frozen Sales &
                              Merchandising, Pathmark division (from
                              January 1990 to September 1990); Vice
                              President--Non-Foods/Pharmacy Sales &
                              Merchandising, Pathmark division prior
                              thereto. Mr. Gutman joined the Company in
                              1976.

ROBERT JOYCE           49    Senior Vice President--Operations (Since             1989
                              March 1995); Senior Vice President--
                              Administration (from October 1990 to
                              February 1995); Senior Vice President Human
                              Resources (from April 1990 to October 1990);
                              Vice President--Human Resources (from
                              October 1989 to April 1990); Mr. Joyce
                              joined the Company in 1963.

RONALD RALLO           57    Senior Vice President--Merchandising (since          1993
                              July 1993); Senior Vice President--
                              Merchandising Pathmark division (from
                              September 1992 to July 1993); Senior Vice
                              President--Perishable Merchandising,
                              Pathmark division (from February 1991 to
                              September 1992); Vice President--Dairy, Deli
                              and Bakery Sales and Merchandising, Pathmark
                              division prior thereto. Mr. Rallo joined the
                              Company in 1962.

                                                                             OFFICER OF THE
                                                                                COMPANY
    NAME               AGE               POSITIONS AND OFFICE                   SINCE(1)
- --------------------   ---   ---------------------------------------------   --------------
JOSEPH W. ADELHARDT    48    Vice President and Controller (since March           1987
                              1990); Controller prior thereto. Mr.
                              Adelhardt joined the Company in 1976.

MAUREEN MCGURL         47    Vice President--Human Resources. Ms. McGurl          1984
                              joined the Company in 1973.

MARC A. STRASSLER      46    Vice President, Secretary and General Counsel        1987
                              (since December 1991); Secretary and General
                              Counsel prior thereto. Mr. Strassler joined
                              the Company in 1974.

MYRON D. WAXBERG       61    Vice President and General Counsel--Real             1991
                              Estate (since December 1991); General
                              Counsel--Real Estate prior thereto. Mr.
                              Waxberg joined the Company in 1976.

- ------------
(1) Includes service with Supermarkets General Corporation.

(2) Member of the Company's Board of Directors.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

    There were four meetings of the Board of Directors of Holdings in fiscal year 1994. During fiscal year 1994, each Director attended at least 75% of the aggregate of the total number of Board meetings held while he or she was a Director, except for Ms. Penny, who attended 67% of the Board of Directors' meetings held while she was a Director. In fiscal year 1994, Holdings had an Audit Committee and a Compensation Committee.

    The Audit Committee, which held two meetings in fiscal year 1994, recommends the firm to be appointed as independent accountants to audit the financial statements of SMG-II and its subsidiaries, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee are Messrs. Khanna and Rubenstein.

    The Compensation Committee, which held four meetings in fiscal year 1994, reviews and recommends the compensation arrangements for top management of the Company, including salaries, bonuses and, if directed by the Board, grants of options to purchase shares under the Company's Management Investors Stock Option Plan. The members of the Compensation Committee are Messrs. Burke, McLean and Khanna.

    Each Committee member attended at least 75% of the aggregate of the total number of meetings of the Committees of which he was a member, held while he was a Committee member.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during fiscal year 1994.

EXECUTIVE COMPENSATION.

    The following table summarizes compensation paid by the Company (including its subsidiaries) for services rendered during fiscal 1994, 1993 and 1992 by the Chief Executive Officer and four most highly compensated executives of the Company other than the Chief Executive Officer and one additional individual for whom disclosure would have been provided but for the fact that said individual was not serving as an executive officer at the end of fiscal year 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                     ANNUAL COMPENSATION             AWARDS
                                             -----------------------------------  ------------
                                                                                   SECURITIES
                                                                    OTHER ANNUAL   UNDERLYING    ALL OTHER
                                                                    COMPENSATION    OPTIONS/    COMPENSATION
    NAME AND PRINCIPAL POSITION        FY    SALARY ($)  BONUS ($)     ($)(1)       SARS (2)       ($)(3)
- ------------------------------------ ------  ----------  ---------  ------------  ------------  ------------
Jack Futterman......................  1994     491,346      92,127          --           --         5,250
  Chairman and Chief Executive        1993     462,539     138,762          --           --         8,254
    Officer                           1992     431,385     419,510          --        3,000         8,010
Anthony J. Cuti.....................  1994     306,750      57,516          --           --         5,250
  President                           1993     280,250      76,260          --        3,000         8,254
                                      1992     255,000     198,450          --        1,000         8,010
Ronald Rallo(4).....................  1994     200,385      30,058       4,265           --         5,250
  Senior Vice President--             1993     177,500      42,600       4,311          750         8,098
    Merchandising
Robert Joyce........................  1994     169,125      21,141       2,133           --         5,250
  Senior Vice President--Operations   1993     151,350      30,270       2,156          750         7,559
                                      1992     135,000      87,075       1,999        1,300         6,871
Harvey Gutman.......................  1994     168,712      21,089       3,733           --         5,250
  Senior Vice President--Retail       1993     150,126      30,025       3,774          750         7,467
    Development                       1992     132,600      85,995       3,500        1,300         6,798
Jules Borshadel(5)..................  1994     236,741   1,400,000          --           --         5,250
  President of Rickel division of     1993     286,750     216,583          --          500         8,254
    Plainbridge                       1992     246,827     148,096          --        1,000         8,010

- ------------
(1) Represents payments as reimbursement for interest paid to Holdings for a loan of less than $60,000 from Holdings in connection with the purchase of SMG-II Class A Common Stock and includes an amount sufficient to pay any income taxes resulting therefrom after taking into account the value of any deduction available as a result of the payment of such interest and taxes.
(2) Stock options shown were granted pursuant to the Management Investors 1987 Stock Option Plan of SMG-II (the "Plan") and relate to shares of Class A Common Stock of SMG-II.
(3) Represents Pathmark's matching contribution to the SGC Savings Plan (the "Savings Plan").
(4) Mr. Rallo became an executive officer of Pathmark in October 1993.
(5) Mr. Borshadel left the Company's employ on November 4, 1994 in connection with the sale of the Rickel business. Pursuant to an agreement with Mr. Borshadel, the Company paid him a bonus of $1,400,000 upon the completion of said sale.

    None of the executive officers named in the above Summary Compensation Table was granted stock options in the fiscal year ended January 28, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)

                                                                                    NUMBER OF
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                                                                   UNEXERCISED
                                                                                  OPTIONS/SARS
                                                                                  AT FY-END (#)
                                                                                  EXERCISABLE/
    NAME                                                                          UNEXERCISABLE
- -----------------------------------------------------------------------------     -------------
Jack Futterman...............................................................       13,000/0
Anthony J. Cuti..............................................................        5,383/417
Robert Joyce.................................................................        2,000/250
Ronald Rallo.................................................................        2,600/250
Harvey Gutman................................................................        2,350/250
Jules Borshadel..............................................................        2,640/0

- ------------
(1) Options shown were granted pursuant to the Plan and relate to shares of Class A Common Stock of SMG-II. No options were exercised in Fiscal 1994.

                             PENSION PLAN TABLE(1)

                                                         YEARS OF SERVICE
                                -------------------------------------------------------------------
FINAL AVERAGE PAY                 10          15          20          25          30          35
- -----------------------------   -------    --------    --------    --------    --------    --------
$150,000.....................   $20,000    $ 30,000    $ 40,000    $ 50,000    $ 60,000    $ 60,000
 200,000.....................    26,667      40,000      53,333      66,667      80,000      80,000
 225,000.....................    30,000      45,000      60,000      75,000      90,000      90,000
 250,000.....................    33,333      50,000      66,667      83,333     100,000     100,000
 300,000.....................    40,000      60,000      80,000     100,000     120,000     120,000
 350,000.....................    46,667      70,000      93,333     116,667     140,000     140,000
 450,000.....................    60,000      90,000     120,000     150,000     180,000     180,000
 500,000.....................    66,667     100,000     133,333     166,667     200,000     200,000
 550,000.....................    73,333     110,000     146,667     183,333     220,000     220,000
 600,000.....................    80,000     120,000     160,000     200,000     240,000     240,000
 650,000.....................    86,667     130,000     173,333     216,667     260,000     260,000
 700,000.....................    93,333     140,000     186,667     233,333     280,000     280,000
 750,000.....................   100,000     150,000     200,000     250,000     300,000     300,000

- ------------
(1) The table above illustrates the aggregate annual pension benefits payable under the SGC Pension Plan and Excess Benefit Plan (collectively, the "Pension Plans"). The retirement benefit for individuals with 30 years of credited service is 40% of the individual's average compensation during his or her highest five compensation years in the last ten years before retirement, less one-half of the social security benefit received. The retirement benefit is reduced by 3.33% for every year of credited service less than 30. Covered compensation under the Pension Plans includes all cash compensation subject to withholding plus amounts deferred under the Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and as to individuals identified in the Summary Compensation Table, would be the amount set forth in that table under the headings "Salary" and "Bonus". The table shows the estimated annual benefits an individual would be entitled to receive if normal retirement at age 65 occurred in January 1995 after the indicated number of years of covered employment and if the average of the participant's covered compensation for the five years out of the last ten years of such employment yielding the highest such average equalled the amounts indicated. The estimated annual benefits are based on the assumption that the individual will receive retirement benefits in the form of a single life annuity (married participants may elect a joint survivorship option) and are before applicable deductions for social security benefits in effect as of January 1995. As of December 31, 1994, the following individuals had the number of years of credited service indicated after their names: Mr. Futterman, 21.6; Mr. Cuti, 3.0; Mr. Joyce, 30; Mr. Rallo, 30 and Mr. Gutman, 18.8. All of Mr. Borshadel's credited service was transferred to his new employer which is responsible for Mr. Borshadel's pension. As described below in "Compensation Plans and Arrangements--Supplemental Retirement Agreements", each of the named executives is party to a Supplemental Retirement Agreement with Pathmark except

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) for Mr. Borshadel whose Supplemental Retirement Agreement has been fully assumed by the purchaser of the Rickel business.

COMPENSATION PLANS AND ARRANGEMENTS

    Supplemental Retirement Agreements. The Company has entered into supplemental retirement agreements with certain key executives, including the current executive officers named in the Summary Compensation Table, which provide that the executive will be paid upon termination of employment after attainment of age 60 a supplemental pension benefit in such an amount as to assure him or her an annual amount of pension benefits payable under the supplemental retirement agreement, the Company's qualified pension plans and certain other plans of the Company, including Savings Plan balances as of March 31, 1983, (a) in the case of Mr. Futterman, equal to (i) $475,000 or (ii) his base salary on the date of his retirement, death or disability, whichever is greater, (b) in the case of Mr. Cuti equal to 30% of his final average Compensation (as hereinafter defined) based on ten years of service with the Company and increasing 1% per year for each year of service thereafter to a maximum of 40% of his final average Compensation based on 20 years of service and (c) in the cases of Messrs. Rallo, Joyce and Gutman, equal to (i) 30% of his final average Compensation (as hereinafter defined) based on ten years of service with the Company and increasing 1% per year for each year of service thereafter, to a maximum of 40% of his final average Compensation based on 20 years of service, or (ii) $150,000, whichever is less. "Compensation" includes base salary and payments under the Executive Incentive Plan, but excludes Company matching contributions under the Savings Plan and cash awards under Old Supermarkets' former Long-Term Incentive Plan. If the executive leaves the Company prior to completing 20 years of service (other than for disability), the supplemental benefit would be reduced proportionately. Should the executive die, the surviving spouse then receiving or, if he or she was not then receiving a supplemental pension benefit, the spouse would be entitled to a benefit equal to two-thirds of the benefit to which the executive would have been entitled, provided the executive has attained at least ten years of service with the Company. Mr. Cuti's agreement credits him with ten years of service over and above his actual service.

    Employment Agreements. As of August 1, 1993, the Company and Pathmark entered into an employment agreement with Mr. Futterman (the "1993 Employment Agreement"). The 1993 Employment Agreement is for an initial term of three years, which term is automatically extended for an additional year on the second anniversary of the commencement of the term and on each successive anniversary thereafter. Under the 1993 Employment Agreement, Mr. Futterman is entitled to a minimum annual base salary of $500,000. The 1993 Employment Agreement also provides that Mr. Futterman shall be eligible to receive an annual bonus of up to 75% of his annual base salary and shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements that are generally made available to executives of Pathmark, or as may be deemed appropriate by the Compensation Committee of the Board of Directors of SMG-II.

    As of August 1, 1993, the Company entered into an employment agreement (the "August Agreement", together with the 1993 Employment Agreement, the "Employment Agreements") with Mr. Cuti. The August Agreement is for an initial term of three years, which term is automatically extended for an additional year on the second anniversary of the commencement of the term and on each successive anniversary thereafter. Under the August Agreement, Mr. Cuti is entitled to a minimum annual base salary of $313,500. The August Agreement also provides that he shall be eligible to receive an annual bonus of up to 75% of his annual base salary and shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements that are generally made available to executives of Pathmark or as may be deemed appropriate by the Compensation Committee of the Board of Directors of SMG-II.

    In the event one of the above named executives' employment is terminated by the Company without Cause (as defined in the Employment Agreements), or by the executive for Good Reason (as defined in the Employment Agreements) prior to the termination of the applicable Employment

Agreement, such executive will be entitled to continue to receive his base salary, plus bonus (if earned) and continued coverage under health and insurance plans for the two year period commencing on the date of such termination or resignation, reduced by any compensation or benefits which the executive is entitled to receive in connection with his employment by another employer during said period. In addition, if Mr. Futterman's employment is terminated by the Company without Cause or by him for Good Reason on or after a Change in Control, he will then be entitled to receive such benefits for a three year period, and his base salary shall be the greater of his base salary at the annual rate in effect immediately prior to such termination of resignation of $500,000.

    Under the 1993 Employment Agreement, a Change in Control means (a) the acquisition by a Third Party (as hereinafter defined) of beneficial ownership of more than 30% of the issued and outstanding voting common stock of SMG-II, Holdings or the Company or (b) the acquisition of all or substantially all of the assets of the Company by a Third Party; provided, however, that no Change in Control will be deemed to occur as long as (i) the ML Investors, (ii) the management employees of the Company, or (iii) the ML Investors, in combination with the management employees of the Company, beneficially own, directly or indirectly, more than 50% of the voting common stock of the Company. "Third Party" shall mean any person other than the Company, Holdings or SMG-II, each of the ML Investors, or The Equitable Life Assurance Society of the United States and its affiliates. For purposes of the 1993 Employment Agreement, "person" and "beneficial ownership" shall have the meanings assigned to such terms under
Section 13(d) of the Exchange Act, as amended, and "affiliate" of any first person shall mean a second person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first person.

    The Employment Agreements contain agreements by the executives not to compete with the Company as long as they are receiving payments under an Employment Agreement and an agreement by the executives not to disclose confidential information.

    Mr. Borshadel had an employment contract identical in all material respects to Mr. Cuti's. As part of the sale, the purchaser of the Rickel business has fully assumed all obligations under Mr. Borshadel's contract.

DIRECTOR'S FEES

    Directors of the Company are not currently compensated for their services as such. However, Mr. Rubenstein receives an annual fee of $20,000 from Plainbridge for sitting on its Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Burke, Khanna and McLean comprise the compensation committee of the Board of Directors of SMG-II, and were responsible for decisions concerning compensation of the executive officers of the Company. Messrs. Burke and McLean are directors of MLCP and they, along with Mr. Khanna, have been retained by MLCP as consultants. MLCP is an indirect wholly-owned subsidiary of ML & Co. See "Security Ownership of Certain Beneficial Ownership and Management."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and certain other executive officers of the Company and its subsidiaries.

    The objectives of the Company's executive compensation program are to:

       . Provide compensation that will attract and retain superior talent and reward individual performance.

       . Support the achievement of desired Company performance goals.

       . Align the executive officers' interests with the interests of the Company by placing a portion of pay at risk with payout dependent upon corporate performance.

    The executive compensation program is designed to provide an overall level of compensation opportunity that is above the median level of the market contingent on achieving superior levels of performance. Base salaries are generally at or around the labor market median. Annual and long-term incentive targets are established so that compensation is greater or less than the market average depending on corporate and individual performance. The Compensation Committee will use its discretion to set executive compensation where in it's judgement, circumstances warrant it.

    Competitive pay levels are determined by reviewing compensation levels of food retail and supermarket industries, as well as with a broader group of companies of comparable size and complexity. The Company uses survey data from several compensation consulting firms to determine these pay levels.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and pension plans generally available to non-union full-time associates of the Company.

BASE SALARY

    Salary levels for executive officers, are determined by:

       . evaluating each position's responsibilities and accountabilities, as compared to other positions within the Company, and

       . comparing to salaries at companies in the food retail and supermarket industries and at other comparable companies as previously described.

    Each year, a formal performance review is conducted and salary increases are granted to reward performance under the Company's "Pay for Performance" program. Increases to salary are influenced by 1) individual performance against established goals, 2) an associate's position within his/her established salary range, and 3) budgetary guidelines.

    These salary increase guidelines are set each year, taking into account published salary planning information from compensation consultants, economic data available from the Bureau of Labor Statistics, surveys of selected food retail and supermarket chains with whom we routinely share compensation data, competitive position against the market, and expected Company financial performance.

    To determine increases to the salaries of certain executive officers, the Committee follows the "Pay for Performance" concept and considers changes in responsibilities and any equity issues that may exist.

ANNUAL INCENTIVE COMPENSATION

    The Executive Incentive Plan ("EIP") is the Company's annual incentive program for executive officers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash award to executives who achieve pre-established individual performance goals and/or the Company financial goals. Goals for Company and business unit performance are set near the beginning of each fiscal year and are measured based on Earnings Before Interest, Taxes, Depreciation, Amortization and LIFO charges ("EBITDA").

    Target incentive awards for executives range from 31.25% to 75% of base salary and are set at a competitive level as previously discussed and depends on the level of each position based on an evaluation of its responsibilities and accountabilities and its contribution to Company results. Individual performance is taken into account in determining bonuses. Although no award was earned under the EIP, the Compensation Committee authorized an incentive payment equal to 25% of maximum incentive opportunity for each named executive officer, including the Chief Executive Officer. The Compensation Committee authorized this payment in recognition of the favorable level of operating cash flow achieved compared to the Company's key competitors and compared to the prior year's results.

STOCK OPTION PROGRAM AND INVESTMENT OPPORTUNITY

    The stock option program is the Company's long-term incentive plan for executive officers. The objectives of the program are to align executive and Company long-term interests by creating a strong and direct link between executive pay and financial results, and to encourage executives to develop and maintain a significant, long-term stock ownership position in the Company.

    The 1987 Management Investor Stock Option Plan authorizes the Compensation Committee to award stock options, either incentive or non-qualified, to key executives at an option price which equals the fair market value of the Company's Common Stock on the date of grant. Options are awarded based on an executive's position level and contribution to Company results. Options have ten-year terms. The amount, timing and type of awards are as the Committee, in its discretion, deems appropriate.

    In addition, certain executives are given the opportunity to invest in the Company directly through the purchase of shares of Common Stock. Certain executives can participate in a low-interest loan program to help finance stock purchases.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Futterman's base pay is below the base compensation paid to chief executives of many similar companies in the supermarket industry as reported in published industry compensation surveys.

    Mr. Futterman's salary has been and continues to be below the established Company salary range minimum for his position.

    Mr. Futterman has been Chief Executive Officer since 1989. At the beginning of fiscal 1994, Mr. Futterman's salary was $475,000. Effective June 5, 1994, Mr. Futterman received a 5.26% merit increase to $500,000 in light of his base salary being under Company minimum, and under median of comparative companies.

    As indicated above, Mr. Futterman received an incentive payment equal to 25% of his maximum incentive opportunity (75% of base salary).

    In 1994 no stock options were awarded to Mr. Futterman.

                                          The Compensation Committee
                                          Stephen M. McLean, Chairman
                                          James. J. Burke, Jr.
                                          Sunil C. Khanna

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    Since February 4, 1991, all shares of the Holdings Common Stock are held by SMG-II. All shares of SMG-II Capital stock are subject to the terms and provisions of the SMG-II Stockholders Agreement. See Certain Relationships and Related Transactions. As of April 1, 1995, the number of shares of (a) SMG-II
(i) Class A Common Stock, (ii) Class B Common Stock, (iii) Series A Preferred Stock, and (iv) Series B Preferred Stock and (b) Holdings Preferred Stock beneficially owned by the persons known by management of the Company to be the beneficial owners of more than 5% of the outstanding shares of any class as "beneficial ownership" has been defined under Rule 13d-3, as amended, under the Securities Exchange Act of 1934, are set forth in the following table:

                                                                         NUMBER           % OF
    NAME                                                                OF SHARES        CLASS
- ---------------------------------------------------------------------   ---------       --------
SMG-II Class A Common Stock
  Merrill Lynch Capital Appreciation Partnership No. IX, L.P.(2).....   488,704.8         67.5
  ML Offshore LBO Partnership No. IX(2)..............................    12,424.7          1.7
    Barfield House
    St. Julians Avenue
    St. Peter Port
    Guernsey
    Channel Islands
  ML Employees LBO Partnership No. I, L.P.(2)........................    12,148.6          1.7
  ML IBK Positions, Inc.(3)..........................................    21,258.9          2.9
  Merchant Banking L.P. No. 1(3).....................................     8,119            1.1
  Merrill Lynch KECALP L.P. 1987(3)..................................     7,344            1.0
  CBC Capital Partners, Inc.(4)......................................    30,000            4.1
    270 Park Avenue
    New York, NY 10017
  Management and other employees (including former employees of
    Pathmark)........................................................   144,947  (1)      20.0
    301 Blair Road
    Woodbridge, NJ 07095

SMG-II Class B Common Stock
  The Equitable Life Assurance Society of the United States(5).......   114,000           35.6
    c/o Alliance Corporate Finance Group Incorporated
    1345 Avenue of the Americas, 39th Floor
    New York, NY 10005
  Equitable Deal Flow Fund, L.P.(5)..................................   150,000           46.9
    c/o Alliance Corporate Finance Group Incorporated
    1345 Avenue of the Americas, 39th Floor
    New York, NY 10005
  Equitable Variable Life Insurance Company(5).......................    36,000           11.3
    c/o Alliance Corporate Finance Group Incorporated
    1345 Avenue of the Americas, 39th Floor
    New York, NY 10005
  CBC Capital Partners, Inc.(4)......................................    20,000            6.2

SMG-II Series A Preferred Stock(6)
  Merrill Lynch Capital Appreciation Partnership No. B-X, L.P.(2)....   133,043           56.2
  ML Offshore LBO Partnership No. B-X(2).............................    40,950           17.3
  MLCP Associates, L.P. No. II(2)....................................     1,740             .7
  ML IBK Positions, Inc.(3)..........................................    46,344.5         19.6
  Merchant Banking L.P. No. IV(3)....................................     3,779            1.6
  Merrill Lynch KECALP L.P. 1989(3)..................................     7,000            3.0
  Merrill Lynch KECALP L.P. 1991(3)..................................     3,874.5          1.6

                                                                         NUMBER           % OF
    NAME                                                                OF SHARES        CLASS
- ---------------------------------------------------------------------   ---------       --------
SMG-II Series B Preferred Stock(6)
  CBC Capital Partners, Inc.(4)......................................    12,500            6.9
  Equitable Variable Life Insurance Company(5).......................    20,192           11.2
  The Equitable Life Assurance Society of the United States(5).......    63,942           35.4
  Equitable Deal Flow Fund, L.P.(5)..................................    84,135           46.5
Holdings Preferred Stock(7)(8)
  Fidelity Management & Research Company(9)..........................   680,248           13.9
    82 Devonshire Street
    Boston, MA 02109
  Sun America, Inc...................................................   641,785           13.1
    1 Sun America Center
    Century City
    Los Angeles, CA 90067-6022
  Massachusetts Financial Services Company(10).......................   591,925           12.1
    500 Boylston Street
    Boston, MA 02116
  State Street Research & Management Company(12).....................   415,818            8.5
    One Financial Center, 38th Floor
    Boston, MA 02111
  IDS Financial Services Inc.(11)....................................   359,972            8.0
    80 South 8th Street
    Minneapolis, MN 55440

- ------------
 (1) Includes presently exercisable options granted under the Plan for 71,772 shares of SMG-II Class A Common Stock held by Management Investors and 500 shares of SMG-II Class A Common Stock that SMG-II has agreed to sell to two of the Company's employees, including 250 shares to Mr. Cuti. Does not include 39,120 options to purchase shares of SMG-II Class A Common Stock granted to non-management employees of the Company, which options are not exercisable until a public offering of SMG-II Common Stock occurs. See Table on page 15.

 (2) MLCP and its affiliates are the direct or indirect managing partners of ML Offshore LBO Partnership No. IX, Merrill Lynch Capital Appreciation Partnership No. IX, L.P., ML Employees LBO Partnership No. 1, L.P., Merrill Lynch Capital Appreciation Partnership No. B-X, L.P., ML Offshore LBO Partnership No. B-X and MLCP Associates, L.P. No. II. Such entities and those disclosed in footnote (3) below, are referred to herein as the "Merrill Lynch Investors" or ML Investors. The address of such entities is c/o Merrill Lynch Capital Partners, Inc., in care of Stonington Partners, Inc., 767 Fifth Avenue, New York, New York 10153. MLCP is an indirect wholly owned subsidiary of ML&Co. The partners and principals of SPI including Messrs. Burke, Michas, McLean and Khanna) are consultants to MLCP.

 (3) Merchant Banking L.P. No. 1, Merchant Banking L.P. No. IV, Merrill Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merrill Lynch KECALP L.P. 1991 and ML IBK Positions, Inc. are indirectly controlled by ML&Co. The address of such entities is c/o James Caruso, Merrill Lynch & Co., Inc., World Financial Center, South Tower, New York, New York 10080-6123.

 (4) CBC Capital Partners, Inc. is a wholly owned subsidiary of Chemical Banking Corp.

 (5) Such entities are referred to herein as the "Equitable Investors". The Equitable Investors are separate purchasers who are affiliates of each other.

 (6) SMG-II Series A Preferred Stock and SMG-II Series B Preferred Stock are collectively referred to herein as "SMG-II Preferred Stock". SMG-II Preferred stock may be converted into an equivalent number of shares of common stock of SMG-II in accordance with its terms.

 (7) Voting rights are limited to the election of two directors to the Board of Holdings.

 (8) The information with respect to Massachusetts Financial Services Company and IDS Financial Services, Inc. was derived from investment information contained in Forms N-30D filed with the Commission. The information with respect to State Street Research & Management Company was derived from investment information contained in the Annual Reports filed with the Commission. The information with respect to Fidelity Management & Research Company was derived from investment information in Forms N-30D and Annual Reports filed with the Commission.

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

 (9) Shares of Holdings Preferred Stock are owned by five funds managed by Fidelity Management & Research Company. Such shares are owned of record as follows: 249,727 shares by Fidelity Capital & Income Fund, 243,979 shares by Fidelity Spartan High Income Fund, 100,562 shares by Fidelity Equity-Income Fund, 41,600 shares by Fidelity Asset Manager, and 33,480 shares by Fidelity Advisor High Yield Fund.

(10) Shares of Holdings Preferred Stock are owned by two funds managed by Massachusetts Financial Services Company. Such shares are owned of record as follows: 569,098 shares by MFS High Income Fund and 22,827 shares by MFS Multimarket Income Trust.

(11) Shares of Holdings Preferred Stock are owned by two funds managed by American Express Financial Advisors. Such shares are owned of record as follows: 275,000 shares by IDS Extra Income Fund and 120,972 shares by IDS Bond Fund.

(12) Shares of Holdings Preferred Stock are owned by two funds managed by State Street Research and Management Company. Such shares are owned of record as follows: 23,631 by MetLife-State Street Equity Income Fund and 392,187 shares by MetLife State Street High Income Fund.

    No officer or director claims beneficial ownership of any share of Holdings Common Stock or of SMG-II stock other than SMG-II Class A Common Stock. The number of shares of SMG-II Class A Common Stock and Holdings Preferred Stock beneficially owned by each director, by each nominee for director, by each of the five highest compensated executive officers and by all directors and all current and executive officers as a group is as follows:

                       SMG-II CLASS A
                        COMMON STOCK                    HOLDINGS PREFERRED
    NAME              NUMBER OF SHARES    % OF CLASS     NUMBER OF SHARES     % OF CLASS
- -------------------   ----------------    ----------    ------------------    ----------
James J. Burke,
Jr.(1) ............            --              --                --                --
Anthony J.
Cuti(2)............         5,633               *                --                --
Jack Futterman(2)..        23,000             3.2                --                --
Harvey Gutman(2)...         2,700               *                --                --
Robert Joyce(2)....         2,700               *                --                --
Sunil C. Khanna....           700               *                --                --
Stephen M.
McLean(1)..........            --              --                --                --
Alexis P.
Michas(1)..........            --              --                --                --
Susan C. Penny ....            --              --                --                --
Ronald Rallo(2)....         3,000               *               966                 *
Jerry G.
Rubenstein(2)......         2,500               *                --                --
James B. Upchurch..            --              --                --                --
Steven L. Volla....            --              --                --                --
Directors and
  Executive
  Officers as a
group(1)(2)........        48,016             6.6               966              *

- ------------

 * Less than 1%

(1) Does not include 550,000 shares of SMG-II Class A Common Stock or 236,731.5 shares of SMG-II Series A Preferred Stock owned beneficially by a group of which MLCP is a part. Messrs. Burke, McLean and Michas, directors of MLCP, disclaim beneficial ownership in all such shares.

(2) Includes 250 shares of SMG-II Class A Common Stock that SMG-II has agreed to sell to Mr. Cuti and presently exercisable options granted under the Plan to purchase shares of SMG-II Class A Common Stock, as follows: Mr. Cuti, 5,383; Mr. Futterman, 13,000; Mr. Gutman, 2,350; Mr. Joyce, 2,000; Mr. Rallo, 2,600 and Mr. Rubenstein, 1,000, and all directors and officers as a group, 31,466.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1990, Jerry G. Rubenstein, a Director, borrowed from the Company $100,000 in order to help finance his purchase of Company Class A Common Stock. Subsequently, such shares of Company Class A Common Stock were exchanged for shares of SMG-II Class A Common Stock. The foregoing indebtedness to the Company is evidenced by a full recourse promissory note (the "Recourse Note"). The Recourse Note is for a term of ten years and bears interest at the rate of 8.02% per annum, payable annually. Except as otherwise provided in the Recourse Note, no principal on such recourse loan shall be due and payable until the tenth anniversary of the date of issue of such Recourse Note. Under the terms of the agreement pursuant to which the shares of Company Class A Common Stock were exchanged for shares of SMG-II Class A Common Stock, the Company is obligated to pay to each Management Investor who pays interest on his Recourse Note (except under certain circumstances) an amount equal to such interest, plus an amount sufficient to pay any income taxes resulting from the above described payment after taking into account the value of any deduction available to him as a result of the payment of such interest or taxes (the "Reimbursement Amount"). As of April 1, 1995, Mr. Rubenstein remained indebted to the Company in the amount of $100,000.

    During Fiscal 1994, the Company retained ML & Co. to advise it in connection with its sale of its Rickel Home Center business. Also, in the current fiscal year, the Company has engaged ML & Co. to act as financial adviser in certain matters. The Company believes that the terms of the transactions referred to under this paragraph were no less favorable than those obtainable in transactions with unrelated persons. See "Security Ownership of Certain Beneficial Owners and Management."

    In connection with the sale of its Rickel Home Center business, one of the Company's subsidiaries used approximately $71.3 million of the sale proceeds to partially prepay certain indebtedness, including accrued interest and debt premium, held by the Equitable Investors. Ms. Penny, a director of the Company, is an executive officer of a subsidiary of the Equitable Life Assurance Society of the United States. See "Security Ownership of Certain Beneficial Owners and Management".

    The holders of SMG-II Preferred Stock are a party with the holders of SMG-II Common Stock to a stockholders agreement (the "SMG-II Stockholders Agreement"), which, among other things, restricts the transferability of SMG-II capital stock and relates to the corporate governance of SMG-II and Holdings. Among other provisions, the SMG-II Stockholders Agreement requires a vote of at least 80% of the members of the Board of Directors to cause the Company to conduct any business other than that engaged in by the Company in February of 1991 and the approval of stockholders representing 66 2/3% of the number of shares of SMG-II voting capital stock voting together as a single class for SMG-II to enter into any Significant Transaction (as defined), including certain mergers, sales of assets, acquisitions, sales or redemptions of stock, the amendment of the certificate of incorporation or by-laws or the liquidation of SMG-II. The SMG-II Stockholders Agreement also provides that SMG-II must obtain the prior written consent of the Equitable Investors with respect to certain of these transactions and that the Equitable Investors have certain preemptive rights with respect to the sale of capital stock of Holdings or the Company.

    The SMG-II Stockholders Agreement also contains an agreement of the stockholders of SMG-II with respect to the composition of SMG-II's and Holdings' Boards of Directors. Under this agreement, the Merrill Lynch Investors will be entitled to designate up to seven directors, the Management Investors will be entitled to designate up to three directors and the Equitable Investors will be entitled to designate one director to both of SMG-II's and Holdings' Boards of Directors. Such agreement furthermore entitles the Merrill Lynch Investors to designate a majority of Holdings' Board of Directors at all times. Since Holdings owns all of the outstanding shares of Common Stock, by having the ability to designate a majority of Holdings' Board of Directors, the Merrill Lynch Investors will have the ability to control the Company. The Merrill Lynch Investors are controlled by ML&Co.

    In addition to the foregoing, the SMG-II Stockholders Agreement contains terms restricting the transfer of SMG-II Common Stock and SMG-II Preferred Stock (collectively, the "SMG-II Stock") by the stockholders of SMG-II, and providing to the stockholders of SMG-II rights of first offer with respect to resales of SMG-II Stock, rights of first refusal with respect to certain issuances of shares of SMG-II Stock, certain rights to demand or participate in registrations of shares of SMG-II Stock under the Securities Act and certain "tag-along" rights.

                                          By Order of the Board of Directors

                                                    Marc A. Strassler
                                                        Secretary

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